Exhibit 10.1

DEMAND PROMISSORY NOTE

$ 450,000	August 26, 2026

FOR VALUE RECEIVED, VEEA INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of NLabs Inc., a Delaware corporation or such holder’s assigns (“Holder”), the principal sum of FOUR HUNDRED AND FIFTY THOUSAND DOLLARS AND NO CENTS ($450,000) (the “Principal Amount”) together with interest thereon from the date hereof to maturity at a simple interest at the rate of ten percent (10%) per annum, calculated on the basis of a 365-day year and actual days elapsed since the issuance of this Demand Promissory Note (this “Note”).

The Principal Amount is due on demand, and in the absence of any demand is due on December 31, 2026. All installments, prepayments, and other payments of principal and interest are payable to Holder in cash in immediately available funds to the account designed by Holder.

This Note may be prepaid, in whole or in part, without penalty at any time. At maturity, or upon demand or default or failure to pay any installment of principal and interest required herein, the entire balance shall be immediately due and payable.

Any remedy of Holder upon default of the Company shall be cumulative and not exclusive and choice of remedy shall be at the sole election of Holder. The Company agrees to pay all costs of collection, including reasonable attorney’s fees, whether or not any suit, civil action, or other proceeding at law or in equity, is commenced.

The Company waives demand, presentment for payment, protest and notice of protest and nonpayment of this Note and expressly agrees to remain bound for the payment of principal, interest and other sums provided for by the terms of this Note, notwithstanding any extension or extensions of the time of, or for the payment of, said principal.

No delay or omission on the part of the Lender or holder in exercising any rights shall operate as a waiver of such right.

This Note shall be governed by the laws of the State of New York, and each party hereto agrees to venue and jurisdiction in the federal and state courts located in New York, New York.

IN WITNESS WHEREOF, this Demand Promissory Note is executed as of the date first above written.

COMPANY:

VEEA INC.

By:	/s/ Greg Deisher
Greg Deisher
EVP & Chief Operating Officer